Exhibit 99.1

Contact: Allison Bober Investor Relations Lennar Corporation (305) 485-2038

FOR IMMEDIATE RELEASE

Lennar’s Rialto Segment Announces Pricing of $250 Million of Senior Notes

MIAMI, November 8, 2013 — Lennar Corporation (NYSE: LEN and LEN.B), one of the nation’s largest homebuilders, announced that its wholly-owned subsidiaries, Rialto Holdings, LLC (“Rialto”) and Rialto Corporation, had priced an offering of $250 million of senior notes due 2018 (the “Notes”). When they are issued, the Notes will be guaranteed by all of Rialto’s 100% owned subsidiaries, except any Rialto subsidiary that is a party to a warehouse facility, but those guarantees may be released under certain circumstances. Lennar expects the closing of the Notes to occur on November 14, 2013. The Notes will have an interest rate of 7% and will be issued at a price of 100% of their face value.

Rialto intends to use the net proceeds from the offering of the Notes primarily to provide working capital to its subsidiary, Rialto Mortgage Finance, LLC, and for investments in funds or entities managed or advised by Rialto Capital Management, LLC or its subsidiaries. Rialto also intends to use a portion of the proceeds to repay sums previously advanced by Lennar. To the extent the proceeds are not used for these purposes, Rialto will use the proceeds for general corporate purposes.

Rialto is a top-tier, vertically integrated asset management platform focused on investing throughout the commercial real estate capital structure.

The Notes will be offered only to qualified institutional buyers, who are qualified purchasers for the purposes of the Investment Company Act of 1940, in transactions that are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under SEC Rule 144A. Neither the Notes nor the guarantees of the Notes have been registered under the Securities Act or the securities laws of any state. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This press release does not, and will not, constitute an offer to sell Notes or the solicitation of an offer to buy Notes, nor may Notes be sold, in any jurisdiction in which such offer, solicitation or sale would be unlawful.

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About Lennar

Lennar Corporation, founded in 1954, is one of the nation’s largest builders of quality homes for all generations. The Company builds affordable, move-up and retirement homes primarily under the Lennar brand name. Lennar’s Financial Services segment provides mortgage financing, title insurance and closing services for both buyers of the Company’s homes and others. Lennar’s Rialto Investments segment is a top-tier, vertically integrated asset management platform focused on investing throughout the commercial real estate capital structure. Previous press releases and further information about the Company may be obtained at the “Investor Relations” section of the Company’s website, www.lennar.com.

Note Regarding Forward-Looking Statements

Some of the statements in this press release are “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the offering of the Notes and the intended use of proceeds. These forward-looking statements are subject to risks, uncertainties and assumptions. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties that could cause actual results and events to differ materially from those in the forward-looking statements, including the risk that the offering of the Notes cannot be successfully completed and those risks set forth in our periodic filings with the Securities and Exchange Commission. New risks emerge from time to time. It is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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